UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 15, 2018

(Exact name of registrant as specified in its charter)

Nevada	333-215066	38-4008286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FERD
Via Amerigo Vespucci 19, Int. 6 Venice, Italy		30173
(Address of principal executive offices)		(Zip Code)

+ 39-0418520009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 15, 2018, the sole member of the Board of Directors (the “Board) of Ferd, a Nevada corporation (the “Company,” “we,” “us” or “our”) authorized, and the holder (the “Majority Stockholder”) of approximately 74.7% of the voting power of outstanding shares of our common stock, par value $0.001 per share, approved by written consent, in accordance with Nevada law, an amendment to our Articles of Incorporation (the “Charter Amendment”), to increase our number of authorized shares of capital stock from 75,000,000 shares of common stock to 310,000,000 shares, consisting of (a) 300,000,000 shares of the common stock and (b) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Share Increase”).

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our Board prior to the issuance of any shares thereof.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing a change in control of the Company without further action by the stockholders.

On February 21, 2018, we filed the Charter Amendment with the Nevada Secretary of State to effectuate the Share Increase.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 15, 2018, our Board authorized, and the Majority Stockholder approved by written consent, a 31.578947-for-1 forward stock split of the Company’s common stock in the form of a dividend (the “Forward Stock Split”), to be effected following effectiveness of the Share Increase.

Each holder of the Company’s common stock on February 15, 2018, the date of the resolutions of the Stock Split, will be entitled to receive 30.578947 additional shares of the Company’s common stock for each one share owned, rounded up to the nearest whole share. The shares to be issued as a result of the Forward Stock Split will be distributed on the payment date which, together with the ex-dividend date, will be announced by the Financial Industry Regulatory Authority. Stockholders who sell their common stock before the ex-dividend date will be selling away their right to the stock dividend. Such sale includes an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the ex-dividend date, the first business day after the stock dividend payment date. As of the ex-dividend date, our common stock will trade on a post-split adjusted basis.

The information in Item 5.03 above regarding the approval of the Charter Amendment by written consent of our Majority Stockholder is incorporated herein by reference. Under the Nevada law, no amendment to our Articles of Incorporation was required in order to effectuate our Forward Stock Split.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERD

Date: February 22, 2018	By:	/s/ Leonid Skupchenko
Name: Leonid Skupchenko
Title: President

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